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                                                                   EXHIBIT 10.16

                                   SUBLEASE
                                   --------

THIS SUBLEASE ("Sublease") is made this February 1, 2000, by and between RICHARD
E. BROWN, STEVEN A. FABRO, RANDALL H. SCARLETT, and the LAW FIRM OF BROWN, FABRO & SCARLETT, a law partnership ("Sublandlord") and PERSONIFY ("Subtenant").

                                    RECITALS
                                    --------

A. Sublandlord, as Tenant, is leasing from BTW III INC., a Delaware corporation, as successor in interest to URBAN SITE VENTURES III, LTD., ("Landlord") those certain premises located at 425 Battery Street, San Francisco, California ("Premises") pursuant to that certain lease dated December 11, 1996, ("Master Lease"). Subtenant acknowledges having received and reviewed a copy of the Master Lease. A true and complete copy of the Master Lease is attached hereto as Exhibit B.

B. Sublandlord desires to lease to Subtenant and Subtenant desires to lease from Sublandlord a portion of the Premises consisting of approximately 5,000 square feet (the "Sublease Premises") as shown on Exhibit A attached hereto, on the terms an conditions set forth in this Sublease.

NOW, THEREFORE, the parties hereto agree as follows:

1.   PREMISES

     Sublandlord leases to Subtenant and Subtenant hires from Sublandlord the Sublease Premises together with the appurtenances thereto.

2.   INCORPORATION OF MASTER LEASE

     This Sublease is subject to all the terms and conditions of the Master Lease and Subtenant hereby accepts and agrees to perform all the obligations of Sublandlord as Tenant under the Master Lease to the extent such provisions are incorporated by reference into this Sublease and all of the terms and conditions of this Sublease (with each reference therein to landlord and Tenant to be deemed to refer to Sublandlord and Subtenant, respectively) are incorporated, herein, except the following sections which are not incorporated herein: 1,2,3,4,5,6, and Lease Addendum One. In the event of any conflict (express or implied) between this Sublease and the Master Lease, as between Sublessor and Sublessee the terms and conditions of this Sublease shall control.

     In the event of the termination for any reason of Sublandlord's interest as Tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublandlord to Subtenant; except that if this Sublease terminates as a result of a default of one of the parties hereto, whether under this Sublease, the master Lease, or both, the defaulting party shall be liable to the non-defaulting party for all damages suffered by the non-defaulting party resulting from such termination.

     Sublandlord (i) represents to Subtenant that, as of the date of this Sublease, Sublandlord is not in default of its obligations under the Master Lease nor does there exist any state of facts which with notice, he passage of time, or both would constitute a default by Sublandlord of its obligations under the Master Lease, (ii) shall perform all of its obligations under the Master Lease, and (iii) shall not take any action to terminate the Master Lease without prior written consent of Subtenant, which shall not be unreasonably withheld. Sublandlord shall not amend or modify the Master Lease in such a manner as to materially adversely affect Subtenant's use of the Sublease Premises or increase the obligations or decrease the rights of Subtenant hereunder.

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3.   TERM

     The term of this sublease shall be or a period of four months commencing on February 1, 2000, and ending on May 31, 2000. Notwithstanding the foregoing, the term of this Sublease (and Subtenant's obligation to pay rent shall not commence until Sublandlord has delivered possession of the Premises to Subtenant and the Landlord under the Master Lease has given its consent to this Sublease. Sublandlord shall use its best efforts to deliver the premises partially vacant and as agreed ready for Subtenant's occupancy by February 1, 2000. Notwithstanding anything to the contrary contained herein, if Sublandlord has not obtained the consent of the landlord, or delivered the Sublease Premises to Subtenant on or before March 1 2000, then Subtenant shall have the right thereafter to cancel this
     ------------
     Sublease, and upon such cancellation, Sublandlord shall return all sums theretofore deposited by Subtenant with Sublandlord, and neither party shall have any further liability to the other.

4.   USE

     Subtenant shall use the Sublease Premises for general office use and for no other purpose.

5.   RENTAL

     (a) Subtenant shall pay to Sublandlord as rent for the Sublease Premises, in advance, on the first day of each calendar month of the term of this Sublease, without deduction, offset, prior written notice or demand; in lawful money of the United States, the sum of Twelve Thousand Dollars ($12,000.00). If the commencement and/or termination date is not the first day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates. Notwithstanding Paragraph 2 of this Sublease, Subtenant shall not be responsible for the shall not pay to Sublandlord any utilities, building direct expenses or other charges imposed by the Master Lease on the Sublandlord. The rent specified in this section shall be the entire expense obligation of the Subtenant to the Sublandlord. Sublandlord shall remit its required payment to the Master Landlord as scheduled in the Master Lease without exceptions as to preserve the Subtenant's rights in the Sublease.

     (b) Sublandlord acknowledges receipt from Subtenant, on the execution hereof, of he sum of Twenty Four Thousand Dollars ($24.000.00) to be applied against rent for the first and last full month of the term.

6.   SURRENDER AT END OF TERM

     Subtenant agrees to surrender the Sublease Premises on expiration or earlier termination of the term hereof, in the same condition received, reasonable wear and tear excepted. In no event shall Subtenant be required to remove or replace any alterations or improvements that were not constructed by Subtenant.

7.   LANDLORD'S WRITTEN CONSENT

     This Sublease is conditioned upon and effective only upon obtaining the written consent of Landlord. The parties acknowledge that the effectiveness of this Sublease is conditioned upon Sublandlord obtaining the consent of Landlord, as required pursuant to Section 19 entitled "Assignments and Subletting" of the Master Lease, in substantially the form attached hereto (including the waiver of subrogation).

8.   NOTICES

     All notices and demands of any kind required to be given by Sublandlord or Subtenant hereunder shall be in writing and effective three (3) business days after depositing same in Federal Express overnight delivery, postage prepaid, and addressed to Sublandlord or Subtenant, as the case may be,

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     at the address set forth below their respective signature or at such other address as they may designate from time to time.

9.   INSURANCE

     Insurance requirements pertaining to Sublandlord as Tenant under Paragraph 11 of the Master Lease shall also apply to Subtenant.

10. Notwithstanding anything to the contrary in this Sublease: (I) Sublessee's repair obligations hereunder shall not include the making of any capital repairs or improvements to the Sublease Premises unless, and to the extent, required due to Sublessee's negligence or willful misconduct; and (ii) Sublessee shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance would is not related specifically to Tenant's use and occupancy of the Subleased Premises or triggered by Sublessee's alterations or improvements to the Sublease Premises.


     SUBLANDLORD                        SUBTENANT


       By:                                By: /s/ RICHARD VINCHESI
          -------------------------          -------------------------
       Name:                              Name: Rich Vinchesi
            -----------------------            -----------------------
       Title:                             Title: CFO
             ----------------------             ----------------------
       Date:                              Date: 3-2-00
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       By:                                By:
          -------------------------          -------------------------
       Name:                              Name:
            -----------------------            -----------------------
       Title:                             Title:
             ----------------------             ----------------------
       Date:                              Date:
            -----------------------            -----------------------


    Address:                            Address:
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    -------------------------------     ----------------------------

    -------------------------------     ----------------------------


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                  ADDENDUM TO SUBLEASE 4TH FLOOR 425 BATTERY
                  ------------------------------------------


1. Sublandlord will make available for exclusive occupancy by Subtenant the following office areas on the Fourth Floor of 425 Battery Street on or about February 14, 2000: Areas and Rooms 5, 10, 23, 24, 25, 25A, 26 and 43; Areas 1, 11 and 27 to be shared.

     The monthly rental rate for the February term shall be prorated to EightThousand Dollars ($8,000). Every month thereafter the monthly rental rate will be paid in full on or before the first day of the month.

2. Sublandlord will remove furniture and equipment from the following areas on or before February 14, 2000: Room 25 - shelving; Room 27 - wall mounted photograph; and, all furniture and equipment from Area 43.

     Sublandlord will leave the furniture and equipment in the following rooms and areas to be used by Subtenant and Sublandlord until the termination of the Subtenancy or before said date at the Sublandlord's election: Room 27
     - table, chairs and books; Area 41 - shelving and books; Room 25A - tables and chairs; and, Rooms 10, 23, 24 - desks.

3. Sublandlord will make available for exclusive occupancy by Subtenant the following office areas on the Fourth Floor of 425 Battery on or before March 6, 2000: Areas and Rooms 2, 6, 7, 8, 9, 22, 22A, 21.

4. Sublandlord will remove furniture and equipment from the following areas on or before March 6, 2000: Areas 22, 22A - desks, chairs and filing cabinets; Area 2-bookshelves, desks, chairs and tables; Room 21 - tables and filing cabinets.

Sublandlord will leave the furniture and equipment in the following room and areas to be used by Subtenant until the termination of the Subtenancy or before said date at the Sublandlord's election: Room 21 - desk.


Dated:                                  Dated:

/s/ RICHARD VINCHESI
_____________________________           _____________________________
Authorized Agent, Subtenant             Authorized Agent, Sublandlord
Richard Vinchesi
Chief Financial Officer
Personify, Inc.
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                  [DIAGRAM OF PERSONIFY SUITE 400 FLOOR PLAN]